Exhibit 5.2

Baker & McKenzie LLP 452 Fifth Avenue New York, NY 10018 United States Tel: +1 212 626 4100 Fax: +1 212 310 1600 www.bakermckenzie.com

Asia Pacific

Bangkok

Beijing

Brisbane

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East
& Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Jeddah*

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Munich

Paris

Prague

Riyadh*

Rome

Stockholm

Vienna

Warsaw

Zurich

The Americas

Bogota

Brasilia**

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Lima

Los Angeles

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre**

Rio de Janeiro**

San Francisco

Santiago

Sao Paulo**

Tijuana

Toronto

Washington, DC

* Associated Firm

** In cooperation with Trench, Rossi e Watanabe Advogados

August 01, 2024

Lifezone Metals Limited

Commerce House

1 Bowring Road

Ramsey, Isle of Man, IM8 2LQ

Ladies and Gentlemen:

We have acted as U.S. counsel to Lifezone Metals Limited, an Isle of Man company (the “Company”), in connection with the preparation of the Company’s registration statement on Form F-3 (as amended or supplemented, the “Registration Statement”) to be filed on or about the date hereof by the Company with the U.S. Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate number of (i) ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of the Company, (ii) warrants of the Company to purchase Ordinary Shares (the “Warrants”), (iii) rights to purchase any Securities (as defined below) (the “Rights”) to be issued pursuant to one or more rights agreements and (iv) units of the Company consisting of one or more Ordinary Shares, Warrants, Rights or any combination of such securities (the “Units” and, together with the Ordinary Shares, the Warrants and the Rights, the “Securities”), with a maximum aggregate public offering price of all such Securities not to exceed $250,000,000.

In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement, (ii) the Amended and Restated Memorandum and Articles of Association of the Company, as amended and supplemented to date, (iii) the corporate proceedings with respect to the filing of the Registration Statement, and (iv) such other corporate records, agreements, documents and instruments and certificates or comparable documents of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the expression of the opinions contained herein. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering the opinions contained herein, we have assumed (i) the truthfulness of all information contained in all of the documents reviewed by us, (ii) the genuineness of all signatures on all documents examined by us, (iii) the legal capacity of all natural persons signing such documents, (iv) the due authority of all parties signing such documents, (v) the authenticity of all documents submitted to us as originals, and (vi) the conformity to the originals of all documents submitted to us as copies.

Baker & McKenzie LLP is a member of Baker & McKenzie International.

Based upon and subject to the foregoing, we are of the opinion that:

1.	With respect to any Warrants offered under the Registration Statement, when (i) the Ordinary Shares relating to such Warrants have been duly authorized for issuance, (ii) the applicable warrant agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Warrants have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable warrant agreement and the applicable underwriting or other agreement, such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

2.	With respect to any Rights offered under the Registration Statement, when (i) the Securities relating to such Rights have been duly authorized for issuance, (ii) the applicable rights agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Rights have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable rights agreement and the applicable underwriting or other agreement, such Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

3.	With respect to any Units offered under the Registration Statement, when (i) the Securities relating to such Units have been duly authorized for issuance, (ii) the applicable unit agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable unit agreement and the applicable underwriting or other agreement, such Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

We are not hereby rendering any opinion with respect to any Ordinary Shares issuable upon the conversion or exercise, as applicable, of any Warrants, Rights or Units. We have assumed that (i) the Company is and will be at each time of authorizing or issuing Warrants, Rights or Units or Ordinary Shares issuable validly existing under the laws of the Isle of Man, has or will have the corporate power to enter into and perform its obligations under the Warrants, Rights and Units in accordance with their respective terms, (ii) upon issuance, the Company will have duly authorized, executed and delivered the Warrants, Rights and Units in accordance with its organizational documents and the laws of the Isle of Man, (iii) any Ordinary Shares issued upon conversion or exercise, as applicable, of any Warrants, Rights or Units will be duly authorized, validly issued, fully paid and non-assessable and (iv) the execution, delivery and performance by the Company of its obligations under the Warrants, Rights and Units will not violate the laws of the Isle of Man or any other applicable laws (excepting from such assumption the laws of the State of New York). We have also assumed that any Warrants, Rights or Units offered under the Registration Statement and the related warrant agreements, rights agreements or unit agreements, as applicable, will be executed in the forms filed or will be incorporated by reference as exhibits to the Registration Statement.

The opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States of America. We do not purport to cover herein the application of the securities or “Blue Sky” laws of the various states.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/Baker McKenzie LLP
BAKER & McKENZIE LLP

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